Exhibit 7

April 27, 2004

EOP Operating Limited Partnership
Two North Riverside Plaza
Chicago, Illinois 60606
Attention: Alisa M. Singer

Re:	Modification Agreement Waiver/Grant of Rights under ABP
Registration Rights Agreement

We refer to that certain Modification Agreement, dated as of May 10, 2000 (the “Modification Agreement”), by and among Capital Trust, Inc., a Maryland corporation and successor to Capital Trust, a California business trust (the “Company”), John R. Klopp (the “Regular Trustee”), as Regular Trustee for CT Convertible Trust 1, a Delaware statutory business trust and consolidated subsidiary of the Company (the “Trust”), Vornado Realty L.P., a Delaware limited partnership (“VNO”), Vornado Realty Trust, a Maryland real estate investment trust that has elected to be treated as a real estate investment trust for federal income tax purposes (“VRT”), EOP Operating Limited Partnership, a Delaware limited partnership (“EOP”), Equity Office Properties Trust, a Maryland real estate investment trust that has elected to be treated as a real estate investment trust for federal income tax purposes (“EOPT”), and State Street Bank and Trust Company, as trustee for General Motors Employes Global Group Pension Trust, a New York trust and successor to both General Motors Hourly-Rate Employes Pension Trust, a New York trust, and General Motors Salaried Employes Pension Trust, a New York trust (“GM Trust”).

We also refer to that certain registration rights agreement, dated as of February 7, 2003, by and between Stichting Pensioenfonds ABP (the “ABP Registration Rights Agreement”). Pursuant to the ABP Registration Rights Agreement, the Company filed that certain registration statement on Form S-3 (File number 333-103662) as amended pursuant to Rule 429 under the Securities Act of 1933, as amended, by the prospectus that constitutes part of that certain registration statement on Form S-3 (File number 333-106970) (as so amended, the “Registration Statement”) which registers, among other things, the offer and sale of the shares of class A common stock, par value $0.01 per share, of the Company underlying the $29,914,000 in convertible amount of the variable step up convertible trust preferred securities issued by the Trust held by EOP.

Pursuant to Sections 5.2(a) and 6.2 of the Modification Agreement, the Company hereby provides notice that, effective upon the conclusion of the Company’s 2004 annual meeting of stockholders scheduled for June 17, 2004, the Company intends to reduce the number of directors comprising its board of directors from eleven (11) to nine (9).

The Company hereby agrees to provide to EOP all of the rights of APB under the ABP Registration Rights Agreement as a “Holder” as defined therein, and in accordance therewith maintain the effectiveness of and EOP’s ability to use the Registration Statement, subject to all the terms and conditions of, and EOP’s compliance with all the obligations of a Holder under, the ABP Registration Rights Agreement.

In exchange for the Company’s agreement to provide to EOP the foregoing registration rights under the ABP Registration Rights Agreement, EOP hereby permanently and irrevocably waives its rights under and releases and forever discharges the Company from all obligations and liabilities existing and/or arising, directly or indirectly, out of Section 5.2(a) of the Modification Agreement.

Please confirm your receipt of this notice of the proposed reduction in the number of directors comprising the Company’s board of directors, as described herein, and indicate your agreement with the foregoing by signing the attached acknowledgment of waiver and agreement and returning the same to the undersigned.

Very truly yours,

Capital Trust, Inc.

By:	/s/ John R. Klopp
Name: John R. Klopp
Title: Chief Executive Officer

ACKNOWLEDGMENT OF WAIVER AND AGREEMENT

The undersigned hereby acknowledges receipt of the notice delivered by Capital Trust, Inc., by letter dated April 27, 2004, and hereby grants waiver of the provisions of the Modification Agreement and makes the other agreements with respect to the ABP Registration Rights Agreement referred to therein.

EOP OPERATING LIMITED PARTNERSHIP

By:	Equity Office Properties Trust, its general partner

	By:	/s/ Alisa Singer Name: Alisa Singer Title: Vice President